                                                                      EXHIBIT 24

                            INTRANET SOLUTIONS, INC.

                                Power of Attorney
                           of Director and/or Officer


         Each of the undersigned, a director and/or officer of IntraNet Solutions, Inc., a Minnesota corporation, does hereby make, constitute and appoint Robert F. Olson and Gregg A. Waldon, and any one of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Corporation to Registration Statements on Form S-8 or other applicable forms, and all amendments, including post-effective amendments, thereto, to be filed by said Corporation with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of said Corporation authorized for issuance under the IntraNet Solutions, Inc. Employee Stock Purchase Plan, the IntraNet Solutions, Inc. 1999 Employee Stock Option and Compensation Plan, the IntraNet Solutions, Inc. 2000 Employee Stock Incentive Plan and the IntraNet Solutions, Inc. 2000 Employee Stock Incentive Plan, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and either of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand as of the date set forth below.


                                                                Date


/s/  Robert F. Olson                                     September 29, 2000
---------------------------------------------------
Robert F. Olson, Chairman of the Board of
Directors, President and Chief Executive Officer

/s/  Gregg A. Waldon                                     September 29, 2000
---------------------------------------------------
Gregg A. Waldon, Chief Financial Officer,
Treasurer, Secretary and Director


---------------------------------------------------      ------------------
Ronald E. Eibensteiner, Director

/s/  Kenneth H. Holec                                    September 29, 2000
---------------------------------------------------
Kenneth H. Holec, Director

/s/  Steven C. Waldron                                   September 29, 2000
---------------------------------------------------
Steven C. Waldron, Director